UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K/A

Amendment NO. 1 TO

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2007

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Explanatory Note

On January 3, 2008, SCANA Corporation (“SCANA”) filed a Current Report on Form 8-K (the “Original Filing”) to, among other things, report on Item 5.02 that on December 31, 2007, the Board of Directors of SCANA elected Mr. James M. Micali and Mr. James W. Roquemore as members of the Board.  This Amendment No. 1 to Current Report on Form 8-K/A amends the Original Filing to provide the information set forth herein, which was not determined or unavailable at the time of the Original Filing, pursuant to Instruction 2 to Item 5.02 of Form 8-K.

Item 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
                          DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
                          ARRANGEMENTS OF CERTAIN OFFICERS.

(d)
    On April 24, 2008, the Governance Committee of the Board of Directors of SCANA Corporation (“the Board”) resolved to recommend to the full Board that Mr. James M. Micali be assigned to serve on the Human Resources Committee, the Nuclear Oversight Committee and the Nominating Committee of the Board and to recommend that Mr. James W. Roquemore be assigned to serve on the Human Resources Committee and the Audit Committee of the Board.  On April 24, 2008, the Board accepted the recommendations and Mr. Micali and Mr. Roquemore were assigned to their respective committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          SCANA Corporation
                                         (Registrant)

April 24, 2008                                             By:    /s/James E. Swan, IV
                                              James E. Swan, IV
                                              Controller